Exhibit 23(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 (File No. 333-156285) of our report dated March 28, 2008 relating to the financial statements and financial statement schedules, which appear in Protective Life Insurance Company’s Annual Report on Form 10-K for the year ended December 31, 2007.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

PricewaterhouseCoopers LLP

Birmingham, Alabama

February 9, 2009